Exhibit 99.1

Joint Filer Information

Each of Morgan Stanley Capital Group Inc., Morgan Stanley & Co. Incorporated, TransMontaigne Product Services Inc., TransMontaigne Services Inc. TransMontaigne GP, L.L.C. has designated Morgan Stanley as the “Designated Filer” for the purposes of the attached Form 3.

Issuer and Ticker Symbol: TransMontaigne Inc. (TMG)

Date of Event Requiring Statement: September 1, 2006

Signature:         /s/ Dennine Bullard

By: Dennine Bullard, authorized signatory of Morgan Stanley

Signature:         /s/ Robert Kinney

By: Robert Kinney, Vice President of Morgan Stanley Capital Group Inc.

Signature:         /s/ Dennine Bullard

By: Dennine Bullard, authorized signatory of Morgan Stanley & Co. Incorporated

Signature :         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Product Services Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Services Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne GP L.L.C.